Exhibit 99.1

News Release

JLL Reports Solid Second-Quarter 2018 Results
Second-quarter revenue up 12 percent to $3.9 billion; fee revenue up 13 percent to $1.5 billion
CHICAGO, August 8, 2018 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the second quarter of 2018 with diluted earnings per share of $2.35 and adjusted diluted earnings per share1 of $2.26.

•	Organic revenue expansion across all segments

–	Americas-led growth driven by transactional businesses

–	Corporate Solutions continues to build annuity-based revenue

•	Margins reflect:

–	Strong organic expansion driven by Americas

–	Investments supporting digital agenda and technology transformation

•	LaSalle capital raise continues growth in private equity assets under management to record $52.3B

•	Extended credit facility maturity with improved pricing to support growth strategy
CEO Comment:
“Our year-to-date performance was strong, reflecting organic revenue growth across our business segments and progress on our digital agenda and technology transformation initiatives,” said Christian Ulbrich, JLL CEO. “Real estate fundamentals remain resilient, and we are optimistic about our full-year performance, despite intensifying global economic uncertainty.”

Summary Financial Results	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except per share data)	2018	2017	2018	2017

Revenue	$3,903.7	$3,470.3	$7,458.9	$6,588.0
Revenue before reimbursements	2,163.3	1,874.5	4,054.4	3,490.8
Fee revenue[1]	1,493.5	1,324.3	2,775.0	2,448.3

Net income attributable to common shareholders	$107.8	$94.3	$148.1	$101.5
Adjusted net income attributable to common shareholders[1]	103.9	99.4	148.2	116.4

Diluted earnings per share	$2.35	$2.06	$3.23	$2.22
Adjusted diluted earnings per share[1]	2.26	2.17	3.23	2.55

Adjusted EBITDA[1]	$193.6	$184.6	$301.3	$252.6
Adjusted EBITDA, Real Estate Services	169.3	162.0	234.6	210.4
Adjusted EBITDA, LaSalle	24.4	22.6	66.8	42.2
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
Note: The company adopted ASC 606 and refined its non-GAAP definition "Fee revenue" in the first quarter of 2018. Comparative periods have been recast accordingly. In addition to the footnotes following the Financial Statements, refer to our April 2018 podcast (available on ir.jll.com) for additional information.

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JLL Reports Solid Second-Quarter 2018 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Leasing	$553.9	$506.4	9%	8%
Capital Markets	258.0	237.4	9	6
Property & Facility Management	2,192.3	1,945.1	13	12
Project & Development Services	609.4	535.2	14	11
Advisory, Consulting and Other	198.4	173.3	14	12
Real Estate Services (“RES”) revenue	$3,812.0	$3,397.4	12%	11%
LaSalle	91.7	72.9	26	23
Total revenue	$3,903.7	$3,470.3	12%	11%
Reimbursements	(1,740.4)	(1,595.8)	9	8
Revenue before reimbursements	$2,163.3	$1,874.5	15%	13%
Gross contract costs[1]	(668.5)	(543.5)	23	19
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(81)	(81)
Total fee revenue[1]	$1,493.5	$1,324.3	13%	11%
Leasing	537.8	493.8	9	8
Capital Markets	243.5	225.0	8	5
Property & Facility Management	277.5	247.2	12	8
Project & Development Services	196.7	163.6	20	18
Advisory, Consulting and Other	152.3	127.4	20	19
RES fee revenue	1,407.8	1,257.0	12	10
LaSalle	85.7	67.3	27	24
Operating income	$149.8	$130.8	15%	14%
Equity earnings	$10.2	$14.5	(30)%	(29)%
Adjusted EBITDA[1]	$193.6	$184.6	5%	4%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 3

Consolidated Second-Quarter 2018 Performance Highlights:

•
Consolidated revenue and consolidated fee revenue both increased 11 percent, compared with the prior year, due to broad-based growth across all four segments. Consolidated fee revenue expansion in the RES service lines was led by Leasing, Project & Development Services, and Property & Facility Management. Geographically across the service lines, Americas was the primary driver of RES fee revenue growth, contributing 67 percent on a local currency basis, followed by APAC (18 percent) and EMEA (15 percent).

•
Consolidated operating expenses excluding reimbursed expenses were $2.0 billion and consolidated fee-based operating expenses[1] excluding restructuring and acquisition charges were $1.4 billion, increases of 14 percent and 11 percent, respectively, over the second quarter of 2017.

•
LaSalle revenue growth was primarily due to higher incentive fees earned on the disposition of real estate assets on behalf of clients along with solid advisory fees for the quarter. Overall performance reflected higher incentive fees offset by lower equity earnings.

•
Net income attributable to common shareholders was $107.8 million, compared with $94.3 million in the prior-year quarter, and adjusted EBITDA was $193.6 million, compared with $184.6 million in 2017. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 13.0 percent in USD for the quarter (13.1 percent in local currency), compared with 13.9 percent in 2017.

The consolidated results reflect:

◦
Approximately 20 basis points of net operational reduction as solid organic growth in Americas and Asia Pacific was more than offset by the performance in EMEA together with increased investments, primarily in technology-related initiatives; and

◦
Approximately 70 basis points unfavorable year-over-year impact associated with the adoption of ASC 606. Refer to Note 6 following the Financial Statements of this news release for additional information.

•	Diluted earnings per share were $2.35, compared with $2.06 in 2017, and adjusted diluted earnings per share were $2.26, up from $2.17 last year.
Balance Sheet and Net Interest Expense:

•
Total net debt increased $62.5 million from March 31, 2018 to $972.6 million as of June 30, 2018, but decreased $294.3 million from June 30, 2017. The year-over-year decrease reflected the company's trailing 12-month performance and efforts to improve working capital management.

•
Net interest expense was $14.3 million for the second quarter of 2018, a decrease from $14.6 million in the prior-year quarter. The decrease in net interest expense was due to a decline in the outstanding average borrowings, partially offset by a higher effective interest rate on the company's debt.

•	In May 2018, the company amended its $2.75 billion credit facility, extending the maturity from June 2021 to May 2023, with improved pricing and enhanced operating flexibility.

•	In July 2018, Standard & Poor's raised the company's investment-grade rating to BBB+, bringing the credit rating in alignment with Moody's Baa1 rating.

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JLL Reports Solid Second-Quarter 2018 Results - Page 4

Consolidated ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Leasing	$955.1	$884.8	8%	6%
Capital Markets	490.7	426.1	15	11
Property & Facility Management	4,245.9	3,752.2	13	11
Project & Development Services	1,188.6	1,045.1	14	9
Advisory, Consulting and Other	367.6	318.6	15	11
Real Estate Services ("RES") revenue	$7,247.9	$6,426.8	13%	10%
LaSalle	211.0	161.2	31	25
Total revenue	$7,458.9	$6,588.0	13%	10%
Reimbursements	(3,404.5)	(3,097.2)	10	9
Revenue before reimbursements	$4,054.4	$3,490.8	16%	12%
Gross contract costs[1]	(1,275.4)	(1,038.5)	23	17
Net non-cash MSR and mortgage banking derivative activity	(4.0)	(4.0)	—	—
Total fee revenue[1]	$2,775.0	$2,448.3	13%	10%
Leasing	922.9	860.8	7	6
Capital Markets	464.7	410.9	13	9
Property & Facility Management	542.7	487.1	11	7
Project & Development Services	370.4	306.1	21	17
Advisory, Consulting and Other	275.4	233.7	18	15
RES fee revenue	2,576.1	2,298.6	12	9
LaSalle	198.9	149.7	33	27
Operating income	$203.6	$146.2	39%	39%
Equity earnings	$23.8	$20.1	18%	19%
Adjusted EBITDA[1]	$301.3	$252.6	19%	18%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 5

Business Segment Performance Highlights

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$2,152.5	$1,932.5	11%	12%
Reimbursements	(1,226.4)	(1,110.0)	10	11
Revenue before reimbursements	$926.1	$822.5	13%	13%
Gross contract costs[1]	(156.6)	(130.4)	20	21
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(81)	(81)
Fee revenue[1]	$768.2	$685.4	12%	12%
Leasing	412.8	378.7	9	9
Capital Markets	116.0	98.0	18	18
Property & Facility Management	108.1	95.7	13	9
Project & Development Services	90.8	82.0	11	11
Advisory, Consulting and Other	40.5	31.0	31	44
Operating income	$100.9	$96.4	5%	3%
Equity earnings	$0.4	$0.2	100%	125%
Adjusted EBITDA[1]	$128.1	$113.1	13%	13%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Americas Second-Quarter 2018 Performance Highlights:

•
Americas revenue and fee revenue both increased 12 percent compared with 2017 with notable growth across all service lines. Overall segment growth was led by U.S. Leasing, specifically strong performance in the Northwest, New York and Mid-Atlantic markets, following double-digit year-over-year service line growth in 2017. Revenue growth highlights also include Capital Markets, driven by notable debt placement and investment sales performance in the U.S., as well as Property & Facility Management, reflecting the ramp-up of recent wins and expansion of existing facilities management relationships.

•
Operating expenses, excluding reimbursed expenses, were $825.2 million, up 14 percent from 2017. Fee-based operating expenses, excluding restructuring and acquisition charges, were $668.6 million, up 12 percent over 2017. These increases correlated with the growth in revenue and reflect increased investments in technology transformation initiatives.

•
Operating income and adjusted EBITDA increased 3 percent and 13 percent, respectively, compared with 2017. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 16.7 percent in USD for the quarter (16.6 percent in local currency), compared with 16.5 percent in 2017. Profitability reflects a shift in service mix toward transactional revenue partially offset by increased investments in technology transformation initiatives. In addition, margin comparability is impacted by the adoption of ASC 606; refer to Footnote 6 following the Financial Statements for additional information.

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JLL Reports Solid Second-Quarter 2018 Results - Page 6

Americas Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$4,093.5	$3,732.4	10%	10%
Reimbursements	(2,408.1)	(2,188.5)	10	10
Revenue before reimbursements	$1,685.4	$1,543.9	9%	9%
Gross contract costs[1]	(289.7)	(262.2)	10	11
Net non-cash MSR and mortgage banking derivative activity	(4.0)	(4.0)	—	—
Fee revenue[1]	$1,391.7	$1,277.7	9%	9%
Leasing	706.1	668.6	6	6
Capital Markets	224.2	199.5	12	12
Property & Facility Management	218.3	191.4	14	12
Project & Development Services	169.7	158.3	7	7
Advisory, Consulting and Other	73.4	59.9	23	30
Operating income	$147.2	$128.7	14%	14%
Equity earnings	$0.5	$0.4	25%	26%
Adjusted EBITDA[1]	$195.8	$171.5	14%	14%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 7

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$846.6	$721.2	17%	11%
Reimbursements	(153.0)	(125.5)	22	16
Revenue before reimbursements	$693.6	$595.7	16%	9%
Gross contract costs[1]	(305.3)	(248.9)	23	15
Fee revenue[1]	$388.3	$346.8	12%	5%
Leasing	69.7	65.1	7	—
Capital Markets	84.1	92.5	(9)	(15)
Property & Facility Management	100.4	79.6	26	19
Project & Development Services	68.7	51.8	33	24
Advisory, Consulting and Other	65.4	57.8	13	7
Operating (loss) income	$(1.4)	$10.0	n.m.	n.m.
Equity earnings	$—	$—	—%	—%
Adjusted EBITDA[1]	$11.2	$21.2	(47)%	(50)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
EMEA Second-Quarter 2018 Performance Highlights:

•
EMEA revenue and fee revenue increased 11 percent and 5 percent, respectively, compared with the prior-year quarter. Fee revenue expansion was most notable in Property & Facility Management, specifically mobile engineering in the UK, and Project & Development Services, driven by the Tetris fit-out business in Continental Europe. Capital Markets partially offset this growth due to lower investment sales in the UK and Germany for the current quarter, reflecting year-over-year volume declines attributable to 2018 transaction timing. On a year-to-date basis, however, Capital Markets fee revenue increased over 2017.

•
Operating expenses, excluding reimbursed expenses, increased 11 percent from 2017 to $695.0 million, and fee-based operating expenses, excluding restructuring and acquisition charges, increased 9 percent to $389.7 million, compared with last year. The expense increase reflected the growth in revenue together with compensation and benefits expense associated with an increase in headcount.

•
Operating results decreased by $11.4 million and adjusted EBITDA decreased by $10.0 million from the prior-year quarter. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 2.9 percent in USD and local currency for the quarter, compared with 6.1 percent last year. The decline in profitability reflects a shift in service mix toward annuity revenue, transaction and compensation timing, and increased investments in the platform and people.

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JLL Reports Solid Second-Quarter 2018 Results - Page 8

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$1,630.2	$1,324.4	23%	12%
Reimbursements	(309.0)	(227.4)	36	25
Revenue before reimbursements	$1,321.2	$1,097.0	20%	10%
Gross contract costs[1]	(582.5)	(480.3)	21	10
Fee revenue[1]	$738.7	$616.7	20%	9%
Leasing	126.7	112.7	12	3
Capital Markets	168.1	148.6	13	3
Property & Facility Management	187.6	159.1	18	8
Project & Development Services	133.6	93.4	43	30
Advisory, Consulting and Other	122.7	102.9	19	10
Operating loss	$(21.4)	$(22.0)	3%	8%
Equity earnings	$—	$—	—%	—%
Adjusted EBITDA[1]	$3.8	$0.6	n.m.	n.m.
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 9

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$812.9	$743.7	9%	8%
Reimbursements	(356.2)	(355.9)	—	(1)
Revenue before reimbursements	$456.7	$387.8	18%	16%
Gross contract costs[1]	(205.4)	(163.0)	26	25
Fee revenue[1]	$251.3	$224.8	12%	10%
Leasing	55.3	50.0	11	9
Capital Markets	43.4	34.5	26	23
Property & Facility Management	69.0	71.9	(4)	(5)
Project & Development Services	37.2	29.8	25	23
Advisory, Consulting and Other	46.4	38.6	20	18
Operating income	$23.4	$21.4	9%	9%
Equity earnings	$0.7	$0.6	17%	25%
Adjusted EBITDA[1]	$30.0	$27.7	8%	7%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
Asia Pacific Second-Quarter 2018 Performance Highlights:

•
Asia Pacific revenue and fee revenue increased 8 percent and 10 percent, respectively, compared with 2017. Fee revenue growth was led by Capital Markets, driven by investment sales performance in Japan and Singapore; Advisory, Consulting and Other, primarily due to valuations business in Greater China; Project & Development Services, mainly in Australia. Geographically across service lines, fee revenue expansion was led by Greater China, Japan and Singapore.

•
Operating expenses, excluding reimbursed expenses, were $433.3 million and fee-based operating expenses, excluding restructuring and acquisition charges, were $227.9 million, increases of 17 percent and 10 percent, respectively, over the prior year. The increase in expenses reflects revenue-related expense growth and higher than anticipated costs on certain client assignments, partially offset by platform productivity gains in the quarter.

•
Operating income was $23.4 million, an increase of 9 percent compared with the prior-year quarter. Adjusted EBITDA increased 7 percent, compared with 2017, to $30.0 million. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 12.0 percent in USD and local currency for the quarter, compared with 12.3 percent in 2017.

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Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$1,524.2	$1,370.0	11%	9%
Reimbursements	(677.8)	(672.4)	1	(1)
Revenue before reimbursements	$846.4	$697.6	21%	18%
Gross contract costs[1]	(400.7)	(293.4)	37	33
Fee revenue[1]	$445.7	$404.2	10%	7%
Leasing	90.1	79.5	13	10
Capital Markets	72.4	62.8	15	13
Property & Facility Management	136.8	136.6	—	(2)
Project & Development Services	67.1	54.4	23	20
Advisory, Consulting and Other	79.3	70.9	12	9
Operating income	$22.5	$26.4	(15)%	(11)%
Equity earnings	$1.0	$1.4	(29)%	(18)%
Adjusted EBITDA[1]	$35.0	$38.3	(9)%	(7)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 11

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$91.7	$72.9	26%	23%
Reimbursements(a)	(4.8)	(4.4)	9	8
Revenue before reimbursements	$86.9	$68.5	27%	24%
Gross contract costs(a)	(1.2)	(1.2)	—	(11)
Fee revenue[1]	$85.7	$67.3	27%	24%
Advisory fees(a)	62.3	60.0	4	—
Transaction fees & other(a)	5.5	3.9	41	41
Incentive fees	17.9	3.4	n.m.	n.m.
Operating income	$15.8	$8.4	88%	83%
Equity earnings	$9.1	$13.7	(34)%	(34)%
Adjusted EBITDA[1]	$24.4	$22.6	8%	6%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(a) Reimbursements are entirely within Advisory fees and Gross contract costs are entirely within Other.
Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.
LaSalle Second-Quarter 2018 Performance Highlights:

•	LaSalle revenue and fee revenue growth was driven by strong incentive fee performance associated with real estate dispositions in Asia Pacific.

•	Equity earnings in both the current and prior years were primarily driven by net valuation increases for investments in Europe and Asia.

•
Operating expenses, excluding reimbursed expenses, were $71.1 million, up 15 percent from 2017. Fee-based operating expenses, excluding restructuring and acquisition charges, were $69.9 million, up 16 percent from 2017. The increases primarily reflect higher variable compensation expense as a result of the increase in incentive fees.

•
Operating income increased 83 percent and adjusted EBITDA increased 6 percent, both compared with last year. Adjusted EBITDA margin was 28.5 percent in USD for the quarter (28.7 percent in local currency), compared with 33.7 percent last year. Margin contraction primarily reflects the decline in equity earnings.

•
Assets under management (AUM) were $59.9 billion as of June 30, 2018, an increase of 2 percent in USD (flat in local currency) from $59.0 billion as of March 31, 2018. The net increase in AUM during the year resulted from $1.6 billion of acquisitions, $1.2 billion of foreign currency increase and $0.4 billion of net valuation increases, partially offset by $2.3 billion of dispositions and withdrawals. Private equity assets represented 87 percent of AUM as of June 30, 2018, compared with 78 percent as of June 30, 2017.

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JLL Reports Solid Second-Quarter 2018 Results - Page 12

LaSalle ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2018	2017
Revenue	$211.0	$161.2	31%	25%
Reimbursements(a)	(9.6)	(8.9)	8	6
Revenue before reimbursements	$201.4	$152.3	32%	26%
Gross contract costs(a)	(2.5)	(2.6)	(4)	(14)
Fee revenue[1]	$198.9	$149.7	33%	27%
Advisory fees(a)	127.4	117.7	8	3
Transaction fees & other(a)	20.9	16.7	25	22
Incentive fees	50.6	15.3	n.m.	n.m.
Operating income	$44.9	$23.0	95%	82%
Equity earnings	$22.3	$18.3	22%	21%
Adjusted EBITDA[1]	$66.8	$42.2	58%	50%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(a) Reimbursements are entirely within Advisory fees and Gross contract costs are entirely within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: The company adopted ASC 606 and revised its non-GAAP definition "Fee revenue" in the first quarter of 2018. Refer to the footnotes following the Financial Statements for additional discussion.

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JLL Reports Solid Second-Quarter 2018 Results - Page 13

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. Our vision is to reimagine the world of real estate, creating rewarding opportunities and amazing spaces where people can achieve their ambitions. In doing so, we will build a better tomorrow for our clients, our people and our communities. JLL is a Fortune 500 company with nearly 300 corporate offices, operations in over 80 countries and a global workforce of 86,000 as of June 30, 2018. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts, and investment professionals on Wednesday, August 8, 2018, at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~080818	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 5988098

Supplemental Information	Audio Replay
Supplemental information regarding the second quarter 2018 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and in other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except share and per share data)	2018	2017	2018	2017

Revenue before reimbursements	$2,163.3	$1,874.5	$4,054.4	$3,490.8
Reimbursements	1,740.4	1,595.8	3,404.5	3,097.2
Total Revenue	$3,903.7	$3,470.3	$7,458.9	$6,588.0

Operating expenses:
Compensation and benefits	$1,240.5	$1,066.4	$2,337.7	$2,044.0
Operating, administrative and other	737.8	630.7	1,435.1	1,210.2
Reimbursed expenses	1,740.4	1,595.8	3,404.5	3,097.2
Depreciation and amortization	46.3	41.2	88.4	80.5
Restructuring and acquisition (credits) charges[5]	(11.1)	5.4	(10.4)	9.9
Total operating expenses	3,753.9	3,339.5	7,255.3	6,441.8

Operating income	149.8	130.8	203.6	146.2

Interest expense, net of interest income	14.3	14.6	28.1	27.6
Equity earnings from real estate ventures	10.2	14.5	23.8	20.1
Other income	1.7	—	4.2	1.0

Income before income taxes and noncontrolling interest	147.4	130.7	203.5	139.7
Provision for income taxes	37.6	35.8	51.1	37.1
Net income	109.8	94.9	152.4	102.6

Net income attributable to noncontrolling interest	1.8	0.4	4.1	0.9
Net income attributable to the company	$108.0	$94.5	$148.3	$101.7

Dividends on unvested common stock, net of tax benefit	0.2	0.2	0.2	0.2
Net income attributable to common shareholders	$107.8	$94.3	$148.1	$101.5

Basic earnings per common share	$2.37	$2.08	$3.26	$2.24
Basic weighted average shares outstanding (in 000's)	45,493	45,288	45,468	45,273

Diluted earnings per common share	$2.35	$2.06	$3.23	$2.22
Diluted weighted average shares outstanding (in 000's)	45,951	45,782	45,922	45,728

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

(in millions)	2018	2017	2018	2017
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,152.5	$1,932.5	$4,093.5	$3,732.4
Reimbursements	(1,226.4)	(1,110.0)	(2,408.1)	(2,188.5)
Revenue before reimbursements	926.1	822.5	1,685.4	1,543.9
Gross contract costs[1]	(156.6)	(130.4)	(289.7)	(262.2)
Net non-cash MSR and mortgage banking derivative activity[1]	(1.3)	(6.7)	(4.0)	(4.0)
Fee revenue[1]	768.2	685.4	1,391.7	1,277.7

Compensation, operating and administrative expenses	796.9	702.4	1,485.6	1,368.0
Depreciation and amortization	28.3	23.7	52.6	47.2
Total segment operating expenses, excluding reimbursed	825.2	726.1	1,538.2	1,415.2
Gross contract costs[1]	(156.6)	(130.4)	(289.7)	(262.2)
Total fee-based segment operating expenses	668.6	595.7	1,248.5	1,153.0

Segment operating income	$100.9	$96.4	$147.2	$128.7
Equity earnings	0.4	0.2	0.5	0.4
Total segment income	$101.3	$96.6	$147.7	$129.1

Adjusted operating income[1]	$103.0	$93.1	$150.0	$131.5

Adjusted EBITDA[1]	$128.1	$113.1	$195.8	$171.5

EMEA - REAL ESTATE SERVICES
Revenue	$846.6	$721.2	$1,630.2	$1,324.4
Reimbursements	(153.0)	(125.5)	(309.0)	(227.4)
Revenue before reimbursements	693.6	595.7	1,321.2	1,097.0
Gross contract costs[1]	(305.3)	(248.9)	(582.5)	(480.3)
Fee revenue[1]	388.3	346.8	738.7	616.7

Compensation, operating and administrative expenses	683.5	574.6	1,319.7	1,097.6
Depreciation and amortization	11.5	11.1	22.9	21.4
Total segment operating expenses, excluding reimbursed	695.0	585.7	1,342.6	1,119.0
Gross contract costs[1]	(305.3)	(248.9)	(582.5)	(480.3)
Total fee-based segment operating expenses	389.7	336.8	760.1	638.7

Segment operating (loss) income	$(1.4)	$10.0	$(21.4)	$(22.0)
Equity earnings	—	—	—	—
Total segment (loss) income	$(1.4)	$10.0	$(21.4)	$(22.0)

Adjusted operating income (loss)[1]	$1.8	$14.1	$(14.9)	$(14.4)

Adjusted EBITDA[1]	$11.2	$21.2	$3.8	$0.6

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions)	2018	2017	2018	2017
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$812.9	$743.7	$1,524.2	$1,370.0
Reimbursements	(356.2)	(355.9)	(677.8)	(672.4)
Revenue before reimbursements	456.7	387.8	846.4	697.6
Gross contract costs[1]	(205.4)	(163.0)	(400.7)	(293.4)
Fee revenue[1]	251.3	224.8	445.7	404.2

Compensation, operating and administrative expenses	427.5	360.7	812.5	660.7
Depreciation and amortization	5.8	5.7	11.4	10.5
Total segment operating expenses, excluding reimbursed	433.3	366.4	823.9	671.2
Gross contract costs[1]	(205.4)	(163.0)	(400.7)	(293.4)
Total fee-based segment operating expenses	227.9	203.4	423.2	377.8

Segment operating income	$23.4	$21.4	$22.5	$26.4
Equity earnings	0.7	0.6	1.0	1.4
Total segment income	$24.1	$22.0	$23.5	$27.8

Adjusted operating income[1]	$24.1	$22.0	$23.8	$27.6

Adjusted EBITDA[1]	$30.0	$27.7	$35.0	$38.3

LASALLE
Revenue	$91.7	$72.9	$211.0	$161.2
Reimbursements	(4.8)	(4.4)	(9.6)	(8.9)
Revenue before reimbursements	86.9	68.5	201.4	152.3
Gross contract costs[1]	(1.2)	(1.2)	(2.5)	(2.6)
Fee revenue[1]	85.7	67.3	198.9	149.7

Segment operating expenses, excluding reimbursed expenses	$71.1	$60.1	$156.5	$129.3
Gross contract costs[1]	(1.2)	(1.2)	(2.5)	(2.6)
Total fee-based segment operating expenses	69.9	58.9	154.0	126.7

Segment operating income	$15.8	$8.4	$44.9	$23.0
Equity earnings	9.1	13.7	22.3	18.3
Total segment income	$24.9	$22.1	$67.2	$41.3

Adjusted operating income[1]	$15.8	$8.4	$44.9	$23.0

Adjusted EBITDA[1]	$24.4	$22.6	$66.8	$42.2

SEGMENT RECONCILING ITEMS
Fee revenue	$1,493.5	$1,324.3	$2,775.0	$2,448.3
Gross contracts costs[1]	668.5	543.5	1,275.4	1,038.5
Net non-cash MSR and mortgage banking derivative activity[1]	1.3	6.7	4.0	4.0
Revenue before reimbursements	$2,163.3	$1,874.5	$4,054.4	$3,490.8
Reimbursements	1,740.4	1,595.8	3,404.5	3,097.2
Revenue	$3,903.7	$3,470.3	$7,458.9	$6,588.0
Segment operating expenses excluding restructuring and acquisition charges	3,765.0	3,334.1	7,265.7	6,431.9
Segment operating income	$138.7	$136.2	$193.2	$156.1
Restructuring and acquisition (credits) charges[5]	(11.1)	5.4	(10.4)	9.9
Operating income	$149.8	$130.8	$203.6	$146.2
Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	June 30,	December 31,
(in millions, except share and per share data)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$292.8	$268.0
Trade receivables, net of allowances	1,508.0	1,739.4
Notes and other receivables	296.1	385.3
Reimbursable receivables	1,301.5	1,263.3
Warehouse receivables	456.9	317.5
Short-term contract assets	264.0	178.4
Prepaid and other	350.5	389.1
Total current assets	4,469.8	4,541.0

Property and equipment, net of accumulated depreciation	536.4	543.9
Goodwill	2,682.9	2,709.3
Identified intangibles, net of accumulated amortization	292.8	305.0
Investments in real estate ventures	379.5	376.2
Long-term receivables	175.5	164.7
Deferred tax assets, net	237.7	229.1
Deferred compensation plans	257.2	229.7
Other	155.9	155.5
Total assets	$9,187.7	$9,254.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$966.4	$993.1
Reimbursable payables	899.8	1,022.6
Accrued compensation & benefits	973.8	1,419.1
Short-term borrowings	93.4	77.4
Short-term contract liability and deferred income	180.5	155.4
Short-term acquisition-related obligations	70.9	80.1
Warehouse facilities	444.5	309.2
Other	203.1	256.8
Total current liabilities	3,832.4	4,313.7

Noncurrent liabilities:
Credit facility, net of debt issuance costs (a)	397.2	(15.3)
Long-term debt, net of debt issuance costs	679.7	690.6
Long-term deferred tax liabilities, net	23.9	63.2
Deferred compensation	276.1	259.0
Long-term acquisition-related obligations	182.0	228.9
Other	330.2	332.3
Total liabilities	$5,721.5	$5,872.4
(a) As there was no outstanding balance on the Credit facility as of December 31, 2017, the negative liability reflects unamortized debt issuance costs.

	June 30,	December 31,
(in millions, except share and per share data)	2018	2017

Redeemable noncontrolling interest	$—	$3.8

Company shareholders' equity:
Common stock, $0.01 par value per share,100,000,000 shares authorized; 45,495,171 and 45,373,817 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	0.5	0.5
Additional paid-in capital	1,046.7	1,037.3
Retained earnings	2,778.4	2,649.0
Shares held in trust	(6.0)	(5.9)
Accumulated other comprehensive loss	(391.6)	(340.8)
Total company shareholders' equity	3,428.0	3,340.1

Noncontrolling interest	38.2	38.1
Total equity	3,466.2	3,378.2

Total liabilities and equity	$9,187.7	$9,254.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
(in millions)	2018	2017

Cash used in operating activities	$(267.9)	$(38.6)

Cash used in investing activities	(83.7)	(83.9)

Cash provided by financing activities	383.2	84.3

Effect of currency exchange rate changes on cash and cash equivalents	(14.4)	9.0

Net change in cash and cash equivalents	$17.2	$(29.2)

Cash, cash equivalents and restricted cash, beginning of period	471.7	454.0

Cash, cash equivalents and restricted cash, end of period	$488.9	$424.8

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted operating income,

(iii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iv)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(v)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the management fee we receive. These costs are presented on a gross basis in Operating expenses with the corresponding management fee in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how we manage our expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation from operating income to adjusted operating income and Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity in recent years. Such activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results. At the segment reporting level, this is the only reconciling difference between operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue, (ii) Operating expenses to Fee-based operating expenses, and (iii) Operating income to Adjusted operating income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2018	2017	2018	2017

Revenue	$3,903.7	$3,470.3	$7,458.9	$6,588.0
Reimbursements	(1,740.4)	(1,595.8)	(3,404.5)	(3,097.2)
Revenue before reimbursements	2,163.3	1,874.5	4,054.4	3,490.8
Gross contract costs	(668.5)	(543.5)	(1,275.4)	(1,038.5)
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(4.0)	(4.0)
Fee revenue	$1,493.5	$1,324.3	$2,775.0	$2,448.3

Operating expenses	$3,753.9	$3,339.5	$7,255.3	$6,441.8
Reimbursed expenses	(1,740.4)	(1,595.8)	(3,404.5)	(3,097.2)
Gross contract costs	(668.5)	(543.5)	(1,275.4)	(1,038.5)
Fee-based operating expenses	$1,345.0	$1,200.2	$2,575.4	$2,306.1

Operating income	$149.8	$130.8	$203.6	$146.2
Adjustments:
Restructuring and acquisition charges[5]	(11.1)	5.4	(10.4)	9.9
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(4.0)	(4.0)
Amortization of acquisition-related intangibles	7.3	8.0	14.6	15.6
Adjusted operating income	$144.7	$137.5	$203.8	$167.7

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items management does not consider directly indicative of the company's ongoing performance in the context of certain performance measurements. Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2018	2017	2018	2017

Net income attributable to common shareholders	$107.8	$94.3	$148.1	$101.5
Add:
Interest expense, net of interest income	14.3	14.6	28.1	27.6
Provision for income taxes	37.6	35.8	51.1	37.1
Depreciation and amortization	46.3	41.2	88.4	80.5
EBITDA	$206.0	$185.9	$315.7	$246.7
Adjustments:
Restructuring and acquisition (credits) charges[5]	(11.1)	5.4	(10.4)	9.9
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(4.0)	(4.0)
Adjusted EBITDA	$193.6	$184.6	$301.3	$252.6
Net income margin attributable to common shareholders	5.0%	5.0%	3.7%	2.9%
Adjusted EBITDA margin	13.1%	13.9%	11.1%	10.3%
Below is the reconciliation of Net income attributable to common shareholders to adjusted net income as well as the components of adjusted diluted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except share and per share data)	2018	2017	2018	2017

Net income attributable to common shareholders	$107.8	$94.3	$148.1	$101.5
Diluted shares (in thousands)	45,951	45,782	45,922	45,728
Diluted earnings per share	$2.35	$2.06	$3.23	$2.22

Net income attributable to common shareholders	$107.8	$94.3	$148.1	$101.5
Adjustments:
Restructuring and acquisition (credits) charges[5]	(11.1)	5.4	(10.4)	9.9
Net non-cash MSR and mortgage banking derivative activity	(1.3)	(6.7)	(4.0)	(4.0)
Amortization of acquisition-related intangibles	7.3	8.0	14.6	15.6
Tax impact of adjusted items(a)	1.2	(1.6)	(0.1)	(6.6)
Adjusted net income attributable to common shareholders	$103.9	$99.4	$148.2	$116.4
Diluted shares (in thousands)	45,951	45,782	45,922	45,728
Adjusted diluted earnings per share	$2.26	$2.17	$3.23	$2.55
(a) In the first and second quarter of 2018, as well as the second quarter of 2017, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first quarter of 2017 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations. The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2018	% Change	2018	% Change
Revenue:
At current period exchange rates	$3,903.7	12%	$7,458.9	13%
Impact of change in exchange rates	(56.9)	n/a	(182.7)	n/a
At comparative period exchange rates	$3,846.8	11%	$7,276.2	10%

Fee revenue:
At current period exchange rates	$1,493.5	13%	$2,775.0	13%
Impact of change in exchange rates	(27.9)	n/a	(83.0)	n/a
At comparative period exchange rates	$1,465.6	11%	$2,692.0	10%

Operating income:
At current period exchange rates	$149.8	15%	$203.6	40%
Impact of change in exchange rates	(0.3)	n/a	(0.1)	n/a
At comparative period exchange rates	$149.5	14%	$203.5	39%

Adjusted EBITDA:
At current period exchange rates	$193.6	5%	$301.3	19%
Impact of change in exchange rates	(0.8)	n/a	(3.8)	n/a
At comparative period exchange rates	$192.8	4%	$297.5	18%

2.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Effective January 1, 2018, the company adopted ASC Topic 606, Revenue from Contracts with Customers, ("ASC 606") on a retrospective basis. The adoption of ASC 606, together with the continued changes in our business mix, prompted the company to expand the types of costs excluded from the calculation of the non-GAAP measure "Fee revenue." Specifically, the drivers were (i) the increase in compensation and benefits associated with client-dedicated personnel presented on a gross basis and (ii) the expansion of annuity businesses engaged to provide outsourced services to clients.

The most notable change is the inclusion of compensation and benefits associated with client-dedicated employees in gross contract costs. In addition, the previous calculation of gross contract costs applied to only Project & Development Services and Property & Facility Management but now

applies to all service lines and businesses. The largest impacts of the change to JLL's definition of fee revenue are within Project & Development Services and Property & Facility Management.
Additional materials were provided in the company’s April 2018 podcast, available on the company’s website (ir.jll.com) and furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K dated April 30, 2018. For additional commentary on the adoption of ASC 606 and the change to the fee revenue calculation, refer to the company’s Form 10-Q for the three months ended March 31, 2018, to be filed with the SEC in the near future.

5.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition (credits) charges were $(11.1) million and $5.4 million for the second quarter of 2018 and 2017, respectively. Net credits in the second quarter of 2018 reflected $13.6 million of net non-cash fair value adjustments relating to a net decrease to earn-out liabilities that arose from prior period acquisition activity, partially offset by (a) $2.4 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional, and/or global business operations and (b) $0.1 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities. Comparatively, charges in 2017 included (a) $2.9 million of severance and other employment-related charges and (b) $1.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, and (c) $0.7 million of net non-cash fair value adjustments relating to a net decrease to earn-out liabilities that arose from prior period acquisition activity.

6.
The recast of the second quarter 2017, reflecting the adoption of ASC 606, resulted in the recognition of $36.7 million of incremental fee revenue and $10.2 million of direct commission expense, nearly all in Americas. However, indirect expenses such as variable compensation were not permitted by U.S. GAAP to be modified in the recast of prior periods, despite the recast of fee revenue.

7.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Quarterly Report on Form 10-Q for the six months ended June 30, 2018, to be filed with the SEC in the near future.

8.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands and Luxembourg.

9.
As of June 30, 2018, LaSalle had $59.9 billion of real estate assets under management with approximately $8 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $34.7 billion invested in separate accounts, $17.6 billion invested in fund management vehicles and $7.6 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $19.0 billion in North America, $17.8 billion in the UK, $8.7 billion in Asia Pacific and $6.8 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. LaSalle raised $1.2 billion in capital for the quarter ended June 30, 2018.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended June 30, 2018				Three months ended June 30, 2017
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$422.9	72.9	58.1	$553.9	$388.4	66.8	51.2	$506.4
Capital Markets	117.8	89.9	50.3	258.0	104.7	96.5	36.2	237.4
Property & Facility Management	1,258.4	392.3	541.6	2,192.3	1,104.6	335.2	505.4	1,945.2
Project & Development Services	274.5	220.8	114.1	609.4	265.0	160.0	110.2	535.2
Advisory, Consulting and Other	78.9	70.7	48.8	198.4	69.8	62.7	40.7	173.2
RES revenue	$2,152.5	846.6	812.9	$3,812.0	$1,932.5	721.2	743.7	$3,397.4
LaSalle				91.7				72.9
Consolidated revenue				$3,903.7				$3,470.3

Revenue before reimbursements
Leasing	$420.9	72.7	57.9	$551.5	$386.2	66.8	51.1	$504.1
Capital Markets	117.5	89.6	47.5	254.6	104.4	96.5	35.2	236.1
Property & Facility Management	221.9	255.7	223.8	701.4	172.6	212.4	196.8	581.8
Project & Development Services	104.4	205.6	69.1	379.1	104.7	157.4	64.0	326.1
Advisory, Consulting and Other	61.4	70.0	58.4	189.8	54.6	62.6	40.7	157.9
RES revenue before reimbursements	$926.1	693.6	456.7	$2,076.4	$822.5	595.7	387.8	$1,806.0
LaSalle				86.9				68.5
Consolidated revenue before reimbursements				$2,163.3				$1,874.5

Fee revenue
Leasing	$412.8	69.7	55.3	$537.8	$378.7	65.1	50.0	$493.8
Capital Markets	116.0	84.1	43.4	243.5	98.0	92.5	34.5	225.0
Property & Facility Management	108.1	100.4	69.0	277.5	95.7	79.6	71.9	247.2
Project & Development Services	90.8	68.7	37.2	196.7	82.0	51.8	29.8	163.6
Advisory, Consulting and Other	40.5	65.4	46.4	152.3	31.0	57.8	38.6	127.4
RES fee revenue	$768.2	388.3	251.3	$1,407.8	$685.4	346.8	224.8	$1,257.0
LaSalle				85.7				67.3
Consolidated fee revenue				$1,493.5				$1,324.3

	Six months ended June 30, 2018				Six months ended June 30, 2017
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$727.4	131.8	95.9	$955.1	$687.4	115.6	81.8	$884.8
Capital Markets	228.8	179.2	82.7	490.7	203.8	156.5	65.8	426.1
Property & Facility Management	2,441.9	742.6	1,061.4	4,245.9	2,153.7	639.1	959.4	3,752.2
Project & Development Services	544.1	443.4	201.1	1,188.6	555.5	301.7	187.9	1,045.1
Advisory, Consulting and Other	151.3	133.2	83.1	367.6	132.0	111.5	75.1	318.6
RES revenue	$4,093.5	1,630.2	1,524.2	$7,247.9	$3,732.4	1,324.4	1,370.0	$6,426.8
LaSalle				211.0				161.2
Consolidated revenue				$7,458.9				$6,588.0

Revenue before reimbursements
Leasing	$723.2	131.5	95.6	$950.3	$683.1	115.6	81.7	$880.4
Capital Markets	228.3	178.8	78.3	485.4	203.4	156.5	63.9	423.8
Property & Facility Management	413.5	473.8	446.9	1,334.2	346.5	417.5	364.8	1,128.8
Project & Development Services	202.1	405.2	133.0	740.3	205.8	296.3	112.2	614.3
Advisory, Consulting and Other	118.3	131.9	92.6	342.8	105.1	111.1	75.0	291.2
RES revenue before reimbursements	$1,685.4	1,321.2	846.4	$3,853.0	$1,543.9	1,097.0	697.6	$3,338.5
LaSalle				201.4				152.3
Consolidated revenue before reimbursements				$4,054.4				$3,490.8

Fee revenue
Leasing	$706.1	126.7	90.1	$922.9	$668.6	112.7	79.5	$860.8
Capital Markets	224.2	168.1	72.4	464.7	199.5	148.6	62.8	410.9
Property & Facility Management	218.3	187.6	136.8	542.7	191.4	159.1	136.6	487.1
Project & Development Services	169.7	133.6	67.1	370.4	158.3	93.4	54.4	306.1
Advisory, Consulting and Other	73.4	122.7	79.3	275.4	59.9	102.9	70.9	233.7
RES fee revenue	$1,391.7	738.7	445.7	$2,576.1	$1,277.7	616.7	404.2	$2,298.6
LaSalle				198.9				149.7
Consolidated fee revenue				$2,775.0				$2,448.3